2001-HE3
                             Payment Date 12/26/2001

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Servicing Certificate                                        Group 1A          Group 1B
---------------------
Beginning Pool Balance                                    100,025,325.71       97,389,746.17
Beginning PFA                                              28,811,476.58       32,011,164.51
Ending Pool Balance                                       121,501,057.17      124,772,810.70
Ending PFA Balance                                          7,335,745.12        4,340,608.35
Principal Collections                                       5,932,274.68        6,307,792.31
Principal Draws                                             7,573,774.62        6,020,300.68
Net Principal Collections                                              -                   -
Active Loan Count                                                  5,843               2,551

Interest Collections                                          474,239.39          479,869.82

Net Weighted Average Coupon  Rate                               6.83000%            6.57300%
Substitution Adjustment Amount                                      0.00                0.00

                        Beginning    Ending                                               Interest   Security
Term Notes               Balance     Balance         Factor      Principal    Interest    Shortfalls      %  Coupon
----------               -------     -------         ------      ---------    ---------   ----------      -   ------
Class I - A - 1     128,836,000.00   128,836,000.00  1.0000000   0.00    255,256.33        0.00    49.89%    2.378%
Class I - A - 2     129,400,000.00   129,400,000.00  1.0000000   0.00    257,452.08        0.00    50.11%    2.388%
Certificates                -                    -     -           -     527,184.28         -          -         -

Loan Group 1A
Beginning Overcollateralization Amount                     802.29                     Credit Enhancement Draw Amount       0.00
Overcollateralization Amount Increase (Decrease)             0.00                     Unreimbursed Prior Draws             0.00
Outstanding Overcollateralization Amount                   802.29
Required Overcollateralization Amount                2,576,736.05

Loan Group 1B
Beginning Overcollateralization Amount                     910.68                     Credit Enhancement Draw Amount       0.00
Overcollateralization Amount Increase (Decrease)             0.00                     Unreimbursed Prior Draws             0.00
Outstanding Overcollateralization Amount                   910.68
Required Overcollateralization Amount                2,588,018.21

Loan Group 1A
Group                                                                  Balance      of Loans                    of Balance
-----                                                                  -------      --------                    ----------
Delinquent Loans (30 Days)                                          721,553.26         38                          0.59%
Delinquent Loans (60 Days)                                          156,285.72         10                          0.06%
Delinquent Loans (90 Days)                                                   -          0                          0.00%
Delinquent Loans (120 Days)                                                  -          0                          0.00%
Delinquent Loans (150 Days)                                                  -          0                          0.00%
Delinquent Loans (180 Days)                                                  -          0                          0.00%
REO                                                                          -          0                          0.00%
FC                                                                           -          0                          0.00%
BK                                                                           -          0                          0.00%

Loan Group 1B
Group                                                                  Balance      of Loans                    of Balance
-----                                                                  -------      --------                    ----------
Delinquent Loans (30 Days)                                          425,431.17          9                          0.34%
Delinquent Loans (60 Days)                                            7,000.00          1                          0.00%
Delinquent Loans (90 Days)                                                   -          0                          0.00%
Delinquent Loans (120 Days)                                                  -          0                          0.00%
Delinquent Loans (150 Days)                                                  -          0                          0.00%
Delinquent Loans (180 Days)                                                  -          0                          0.00%
REO                                                                          -          0                          0.00%
FC                                                                           -          0                          0.00%
BK                                                                           -          0                          0.00%

Groups                                                       Capitalized Interest Account LG1A     Capitalized Interest Account LG1B


Beginning Balance                                                         0.00                                0.00
Withdraw relating to Collection Period                                    0.00                                0.00
Interest Earned (Zero, Paid to Funding Account)                          0.00                                 0.00
                                                                         -----                                ----
Total Ending Capitalized Interest Account Balance as of Payment Date      0.00                                0.00
Interest earned for Collection Period                                    74.45                               75.48
Interest withdrawn related to prior Collection Period                    26.63                               26.99


Prefunding Account                                                              Loan Group 1A             Loan Group 1B
------------------
Beginning Balance                                                                     28,811,476.58       32,011,164.51
Additional Purchases During Revoliving Period                                         19,834,231.52       27,670,556.16
Excess Of Draws over Principal Collections                                            (1,641,499.94)               0.00
Total Ending Balance as Of Payment Date                                                7,335,745.12        4,340,608.35
Interest earned for Collection Period                                                     75,130.59           36,326.56
Interest Withdrawn related to prior Collection Period                                     19,129.40           19,216.16

Funding Account                                                                 Loan Group 1A             Loan Group 1B
---------------
Beginning Funding Account Balance                                                              0.00                0.00
Deposit to Funding Account                                                                     0.00          287,491.63
Payment for Additional Purchases                                                               0.00                0.00
Ending Funding Account Balance as of Payment Date                                              0.00          287,491.63
Interest earned for Collection Period                                                          0.00                0.00
Interest withdrawn related to prior Collection Period                                          0.00                0.00


Cuurent Month Repurchases Units                                                                   3                   0
Cuurent Month Repurchases ($)                                                             85,627.89                   -


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